Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form F-3 (Registration Nos. 333-258660 and 333-267272) and on Form S-8 (Registration Nos. 333-270982, 333-264578, and 333-262620) of our report dated April 3, 2024, relating to the consolidated financial statements of IceCure Medical Ltd. appearing in this Annual Report on Form 20-F for the year ended December 31, 2023.

/s/ Brightman Almagor Zohar & Co.

Brightman Almagor Zohar & Co.,
Certified Public Accountants
A firm in the Deloitte Global Network

Tel Aviv, Israel

April 3, 2024